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                              Exhibit 23.2

        [Letterhead of Alex Sheshunoff & Co. Investment Banking]




           CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

In connection with the proposed merger of First Financial Corporation of America, Salem, Missouri and Mercantile Bancorporation, Inc. the undersigned, acting as an independent financial analyst to the common shareholders of First Financial Corporation of America, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.


                                       August 13, 1996


                                       ALEX SHESHUNOFF & CO.
                                        INVESTMENT BANKING